EXHIBIT 10

                                   CERTIFICATE

                                       OF

                            SELLING SECURITY HOLDERS

         The Undersigned, being a Selling Security Holder identified in the Preliminary Prospectus of VDC Communications, Inc. (the "Company") dated June 7, 1999 (the "Preliminary Prospectus"), does hereby provide the following representations to the Company in connection with the public distribution of securities covered by the Prospectus:

         1) The Undersigned is or may be offering shares of Common Stock for sale for his, her, or its own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the shares of Common Stock by the Undersigned;

         2) The Undersigned has received the Section of the Preliminary Prospectus entitled "Selling Security Holders" and finds the same, as it pertains to the Undersigned, to be accurate;

         3)       The Undersigned agrees:

                  (a) not to effect any offers or sales of Common Stock other than as specified in the Preliminary Prospectus, particularly, the "Plan of Distribution" section thereof;

                  (b) to inform the Company of any sale of Common Stock at least one business day prior to such sale;

                  (c) the Undersigned will engage in no distribution of shares and other market making or other activities in violation of the Rules under the Securities Exchange Act of 1934; and

                  (d)        the   Undersigned  is  aware  that  public sales of
securities covered by the Prospectus may only be made in accordance with Rule 10(a) (3) of the Securities Act of 1933, as amended.

                                    SELLING SECURITY HOLDER:

                                    /s/ Frederick A. Moran
                                    ----------------------
                                    Frederick A. Moran

                                    11/04/99
                                    ----------------------
                                    Date

         The above certificate was also executed by the following individuals and entities on or about November 1999: Frederick A. Moran and Joan Moran, Frederick A. Moran and Anne Moran, the Moran Equity Fund, Inc., the Luke F. Moran Trust, the Kent F. Moran Trust, Luke F. Moran, Kent F. Moran, the Frederick A. Moran, IRA, the Frederick Moran Trust, the Anne Moran Trust, the Luke Moran IRA, the Kent Moran IRA, the Joan Moran IRA, Anne Moran, and the Anne Moran, IRA.